Exhibit 10.42
Amendment No. 2 to
The S&P Global, Inc. 401(k) Savings and Profit Sharing Plan Supplement

The S&P Global 401(k) Savings and Profit Sharing Plan Supplement (the “Supplemental Plan”), as amended and restated as of January 1, 2023, is amended as provided below effective as of January 1, 2025, unless otherwise noted:

1.Section 5.01(b) of the Supplemental Plan is amended and restated to read as follows:

(b)    As of December 31 of the year beginning on or after January 1, 2023, there shall be credited to the Participant’s Matching Contribution Account an amount equal to 100% of up to the first 4% of the Participant’s Earnings (for Guild-Represented Participants, the first 6% of the Participant’s Earnings for services rendered prior to January 1, 2024, and beginning on or after January 1, 2024, the first 4% of the Participant’s Earnings) for such year in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that the Participant elects to defer under the Plan pursuant to Section
5.07 herein. As of December 31 of the year beginning on or after January 1, 2025, there shall be credited to the Matching Contribution Account of a Participant who is not a Guild-Represented Participant an amount equal to 100% of up to the first 6% of the Participant’s Earnings for such year in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that the Participant elects to defer under the Plan pursuant to herein.
2.Section 5.02(a) of the Supplemental Plan is amended and restated to read as follows:
(1)As of December 31 of the year beginning on or after the later of (i) January 1 of the year in which the Participant’s participation in the Plan commenced or (ii) January 1, 2008, the amount of any credits to the Profit Sharing Contribution Account of any Participant who meets the requirements of Sections 4.03 shall be determined at the discretion of the Executive Vice President, Chief People Officer, provided, however, that such discretion shall be exercised in a manner consistent with any collective bargaining agreement covering Guild-Represented Participants and limited to a determination that the Profit Sharing Contribution Account will be credited in an amount not greater than the maximum limit set forth in this Section 5.02. That determination shall be final and conclusive upon all Participants and their Designated Beneficiaries. In no event shall the credit to a Participant’s Profit Sharing Contribution Account exceed an amount equal to 5% of the sum of (A) the Participant’s Earnings for such year in excess of the maximum amount of compensation that may be taken into account under Section 5.2 of the S&P 401(k) Plan as a result of the limitations of Section 401(a)(17) of the Code for such year and (B) any short- term incentive compensation earned prior to 2015 (and otherwise payable prior to 2016) that is deferred by the Participant under the Key Executive Plan, and (C) any salary earned for such year which is deferred by the Participant under any plan or arrangement of the Employer. Any salary or short-term incentive compensation that is deferred by a Participant shall be excluded from Earnings in the year paid to the Participant. No credit with respect to clause (A) of the preceding sentence shall be made to a Participant’s Profit Sharing Contribution Account with respect to (i) the year in which the Participant’s Employment Termination Date occurs, unless the Participant is eligible for early or normal retirement under the Company’s Employee Retirement Plan, is terminated by an Employer through no fault of his own, or has any salary continuation installment due under a Severance Plan; or (ii) the year after the year in which the
Participant’s Employment Termination Date occurs for any reason or the Participant ceases to have any salary continuation installment due under a Severance Plan, if later. No credit with respect to clause (B) of the first sentence of this Section shall be made to a Participant’s Profit Sharing Contribution Account with respect to any year after the year in which the Participant’s Employment Termination Date occurs or in which the Participant ceases to have any salary continuation installment due under a Severance Plan, if later.
3.Section 5.03 of the Supplemental Plan is amended to add the following sentence to the end of such Section.
Effective for each year beginning on or after January 1, 2025, only Guild- Represented Participants shall be entitled to receive a credit to their Accounts under this Section.

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Except as set forth herein, the Supplemental Plan shall remain in full force and effect.